UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2007

Renaissance Home Equity Loan Trust 2007-2
 (Exact name of issuing entity as specified in its charter)

Renaissance Mortgage Acceptance Corp.
 (Exact name of depositor as specified in its charter)

Delta Funding Corporation
 (Exact name of sponsor as specified in its charter)

Delaware	333-131637-05	52-2356399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Woodbury Road, Suite 200 Woodbury, New York		11797
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (516) 364-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

Description of the Notes and the Mortgage Pool

On June 18, 2007 (the “Closing Date”), Renaissance Mortgage Acceptance Corp. (the “Registrant”) issued a series of notes, entitled Renaissance Home Equity Loan Trust 2007-2, Home Equity Loan Asset-Backed Notes, Series 2007-2 (the “Notes”), pursuant to an Indenture, dated as of June 18, 2007, among Renaissance Home Equity Loan Trust 2007-2 as issuer, HSBC Bank USA, National Association as indenture trustee and Wells Fargo Bank, N.A. as securities administrator. The Notes to be designated as the Series 2007-2 Notes will represent in the aggregate the entire beneficial ownership interest in a trust estate (the “Trust Estate”) consisting primarily of a pool (the “Mortgage Pool”) of conventional, one- to four- and five- to eight-family, first lien and second lien, adjustable-rate and fixed-rate, residential and mixed-use mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”).  As of the Closing Date, the Trust Estate primarily consisted of the Mortgage Pool, which consisted of Mortgage Loans having an aggregate principal balance of approximately $849,997,583.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of the Closing Date.

Item 9.01.       Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Item 601(a) of Regulation S-K Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of June 18, 2007, Renaissance Home Equity Loan Trust, Series 2007-2, Home Equity Loan Asset-Backed Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 22, 2007

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:	/s/ Morris Kutcher
Name:	Morris Kutcher
Title:	Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of June 18, 2007, Renaissance Home Equity Loan Trust, Series 2007-2, Home Equity Loan Asset-Backed Notes.